Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Markforged Holding Corporation of our report dated April 1, 2021 relating to the financial statements of MarkForged Inc., which appears in the Registration Statement on Form S-1 (No. 333-258775) of Markforged Holding Corporation.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

September 20, 2021